EX 10.10

                                  Agreement of
   Jiaozuo Yi Wan Maple Leaf High Technology Agriculture Development Ltd., Co.
                        on the Transfer of Equity Shares

Jiaozuo Yi Wan Maple Leaf High Technology Agriculture Development Ltd., Co.
(hereinafter called Joint Venture) is a Sino-Foreign Joint Venture formed by
Shun'ao Industry and Commerce Company (hereinafter called Party A) and Canadian
Maple Leaf International Inc. (hereinafter called Party B).

However, after the original establishment of the Joint Venture, Party B did not invest in the Joint Venture as scheduled, thus blocking the normal business of the enterprise. Party A and Party B, through friendly consultation, have agreed to transfer their respective equity shares to Yi Wan Group, Inc. (hereinafter called Party C). And Party A, Party B and Party C through negotiation, have reached agreement as follows:

1.    Party A shall transfer part of its equity shares of the Joint Venture, value at 16,900,000 Yuan (RMB) (accounting for 41% of the registered capital), to Party C.
2.    Party B, because of its change of business direction, shall transfer to
      Party C its cooperation terms and conditions, that is, its duty to invest
      20,000,000 Yuan (RMB) (accounting for 49% of the registered capital of the
      Joint Venture). Due to the fact that Party B has never invested any money after the establishment of the Joint Venture, Party C shall be responsible for the contribution of 20,000,000 Yuan (RMB) as the registered capital to the Joint Venture within one year after the issuance date of the business license.
3.    Party A and Party C shall establish a Sino-foreign Joint Venture by jointly investing in and running a high technology agriculture development project. The business period of the Joint Venture shall be 30 years and the new Joint Venture shall continue to use the name "Jiaozuo Yi Wan Maple
      Leaf High Technology Agriculture Development Ltd., Co."
4.    Party C shall invest 16,900,000 Yuan (RMB) as the terms to accept the transfer of Party A. Party C shall assume and enjoy its corresponding responsibilities, duties, rights and benefits in the Joint Venture.
5.    Party C shall invest 20,000,000 Yuan (RMB) as the term to accept the transfer of Party B. Party C shall assume and enjoy its corresponding responsibilities, duties, rights and benefits in the Joint Venture.

6.    The total amount of the investment of Sino-Foreign Joint Venture is
      82,000,000 Yuan (RMB), with 41,000,000 Yuan (RMB) as its registered capital. Party C shall invest U.S. dollars that shall be equal to
      36,900,000 Yuan (RMB), which will account for 90% of the said registered capital. Party A shall invest 4,100,000 Yuan (RMB), which will account for
      10% of the said registered capital. The difference between the total investment and the registered capital shall be split between Party A and
      Party C in proportion to their investments. Party A and Party C shall pay their respective contribution to the registered capital within one year after the issuance date of the business license.
7.    Both Party A and Party C shall jointly take all of the creditor's rights and liabilities in the legal sense. None of the above rights and liabilities shall remain in connection with Party B.
8.    Applicable Law and Dispute Resolution: In the event disputes arise, they shall be settled by arbitration in accordance with the laws and regulations of China.
9.    This agreement shall come into force as of the date when the three parties sign it.
10.   This agreement is in six duplicates, each party of the three holds two copies. All of the six copies shall have equal legal effect.
11.   Other matters not dealt with here in this agreement shall be solved through consultation by the three parties.

In a friendly atmosphere, the three parties are satisfied with the transfer and they sign this agreement for such purpose.

Party A: Shun'ao Industry and Commerce Company
Authorized Representative:

/s/  Li Zhihua

Party B: Canadian Maple Leaf International Inc.
Authorized Representative:

/s/  Qin Zhengrong

Party C: Yi Wan Group, Inc.
Authorized Representative:

/s/  He Lei

Signing Date: November 26th, 1999
Signing Place: Jiaozuo City, Henan Province, China